Exhibit 16
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April 29, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         Windswept Environmental Group, Inc. (Commission File Number 0-17072)
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We have read Item 4 of the  Windswept  Environmental  Group,  Inc Form 8-K dated
April 29, 1998 and are in agreement with the statements contained therein.

Yours very truly,


/s/ Price Waterhouse LLP